Exhibit 16.1

LaPorte, APAC 5100 Village Walk | Suite 300 Covington, LA 70433 985.892.5850 | Fax 985.892.5956 LaPorte.com

June 29, 2012

Securities and Exchange Commission
Washington, DC 20549

Laporte was furnished with a copy of the disclosures included on Form 8-K for United eSystems, Inc. (Commission File Number: 000-49745), dated May 11, 2012 with respect to Item 4.01 Changes in Registrant’s Certifying Accountants, and agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K.

Sincerely,

/s/ LaPorte
LaPorte, A professional Accounting Corporation